                                                                   EXHIBIT 10.30

                    SOFTWARE LICENSE AND MARKETING AGREEMENT
                             Sonic Foundry Products

         This Software License and Marketing Agreement (this "Agreement") is entered into as of March 25, 2002, (the "Effective Date") between Broderbund Properties LLC ("Broderbund"), a Delaware limited liability company, and Sonic Foundry, Inc. a Maryland corporation ("Licensor").

         WHEREAS, Broderbund is in the business of developing, distributing, licensing, marketing and publishing computer software products in the form of computer programs and written documentation relating to their use;

         WHEREAS, Licensor is the creator of the consumer computer software programs listed on Exhibit A to this Agreement and the related documentation;

and

         WHEREAS, Licensor and Broderbund desire that Broderbund publish and distribute the consumer computer software programs listed on Exhibit A, subject to and in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINITIONS.
         -----------

         1.1 "Affiliate" means, as to any person or entity, any other person or entity that controls, is controlled by or is under common control with it (whether by virtue of ownership, voting power, management or otherwise).

         1.2    Intentionally omitted.

         1.3    Intentionally omitted.

         1.4 "Cost of Goods" means all costs and expenses associated with the manufacture and delivery of the Products, including without limitation, cartridges, floppy disks and CD-ROMs, external and internal packaging, documentation, inserts, assembly, warehousing and manufacturing fees due to third parties.

         1.5 "Final Version" means a non-copy protected and unencrypted disk master of a Product, recorded in executable object code form according to the agreed upon specifications attached hereto as Exhibit C (the "Specifications") with any necessary supporting software and data and which Broderbund accepts as conforming in all material respects to the Specifications and is completely debugged and tested. All Final Versions shall contain an updated privacy policy in the

End User License Agreement, which allows Licensor to share end user data with Broderbund (the "End User Data").

         1.6 "Licensed Media" means all computer-readable media now known or hereafter to become known including, without limitation, magnetic media storage devices, CD-I, CD-ROM, CD-DVD, laser discs, integrated circuit card or chip, cartridges, interactive video discs, personal digital assistants (PDA), electronic downloading, Internet and any other human or machine readable medium.

         1.7 "Net Receipts" means gross monies actually received by Broderbund from the sale or license of the Products less: (a) Cost of Goods (b) taxes, duties, freight, shipping, handling, actual bad debt, and other demonstrable costs incurred by Broderbund not directly attributable to the purchase price of the Products but charged to its customers, and (c) the following credits to the extent Broderbund reimburses these amounts: credits for discounts (including price protection), replacements, returns, refunds, and the like. Marketing expenses such as MDF, co-operative advertising, promotional materials incurred by Broderbund shall be paid by Broderbund and shall not be included in determining Net Receipts. The terms "sell," "sale," and other similar terms, when used in this Agreement in conjunction with the Products will mean the granting of a license or sublicense and will not be deemed for any purpose to mean a transfer of title or other rights of ownership in any such Products (other than the rights to use, reproduce and distribute as specifically set forth in this Agreement).

         1.8 "Product" or "Products" means the object code only of the software programs identified on Exhibit A, including all data and resources
                                ---------
therein, whether visual or numeric, for publication in the Licensed Media, and all related documentation.

         1.9    Intentionally omitted.

         1.10 "SRP" of any Product means the Product's suggested retail price established by Broderbund. The SRP of each Product as of the date hereof is listed on Exhibit A and is subject to change at Broderbund's sole discretion at
          ---------
any time.

         1.11   "Territory" means those countries identified on Exhibit A.
                                                                ---------

         1.12 "Update" means revisions, modifications, updates and corrected versions for the Products that may be developed by Licensor, in its sole discretion, during the Term of this Agreement and that consist of substantially identical content to a previous version. Updates are usually designated by the same numeric prefix but different numeric suffix (e.g., 1.3 would be an Update to 1.2).

         1.13   Intentionally omitted.

2.       LICENSE AND RIGHTS.
         ------------------

         2.1.   Super Duper Music Looper Exclusive License. Subject to the terms
                ------------------------------------------
of this Agreement, Licensor hereby grants to Broderbund the exclusive right and license (except as noted herein) to publish, use, reproduce, have localized (by Licensor, in Licensor's discretion, and at the rate of [*******] per hour plus all associated costs) sublicense (to end users) and distribute (all at its own cost) the Super Duper Music Looper product only and the associated trademarks and trade names owned by or licensed to Licensor in the Licensed Media, for sale, resale and/or license to end users throughout the Territory, in all channels of trade including without limitation (a) directly to end users, and
(b) in the retail channel, including sales through dealers and distributors (including license agreements with international distributors). Broderbund acknowledges that Licensor currently distributes Super Duper Music Looper through various distributors. As of the date hereof, Licensor shall no longer fulfill distributor orders for such Product and will direct them to Broderbund; however, Broderbund acknowledges that some amount of Super Duper Music Looper, (not to exceed 850 units), will remain in various channels after the effective date of this Agreement and that shall not constitute a breach of this Agreement.

         2.2    OEM Non-Exclusive License. Subject to the terms of this
                -------------------------
Agreement, Licensor hereby grants to Broderbund the non-exclusive right and license to publish, use, reproduce, have localized (by Licensor, in Licensor's discretion, and at the rate of [******] per hour plus all associated costs) sublicense and distribute the Products (including Super Duper Music Looper) solely through arrangements with original equipment manufacturers ("OEMs"), provided, however, such OEM deals shall only involve providing an OEM with a disc containing one or more Products. Subject to the terms of this Agreement, the rights granted hereunder include all marketing, production, retail, wholesale, television offer, direct mail and telesales rights, and all other sales and distribution rights for the Products.

         2.3    Limitation on Exclusive License. Notwithstanding the rights
                -------------------------------
granted above, Licensor retains the right to reproduce, license, sublicense, translate and distribute the Super Duper Music Looper product directly (via Licensor's catalog, website or other direct marketing efforts) and in the k-12 school channel either directly or through other distributors.

3.       TITLE TO THE PRODUCTS AND INTELLECTUAL PROPERTY RIGHTS.
         ------------------------------------------------------

         3.1    Title to the Products. Licensor retains all right, title and
                ---------------------
ownership to the Products and no such rights shall pass to Broderbund, except to the extent to which such rights are expressly granted to Broderbund under this Agreement during the Term of this Agreement. However, all forms of Licensed Media copies of the Products made by or for Broderbund, as well as any collateral materials developed by Broderbund or for its benefit, shall be the property of Broderbund.

*******Omitted and filed separately with the SEC

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         3.2    Product Name and Title to Intellectual Property. Broderbund will
                -----------------------------------------------
market and distribute the Products under Licensor's names set forth on Exhibit
                                                                       -------
A,
-

4.       PRODUCT AND DOCUMENTATION.
         -------------------------

         4.1    Delivery of Master Copies. On or before a Product's Delivery
                -------------------------
Date (as defined in, and identified on, Exhibit A), Licensor shall deliver to
                                        ---------
Broderbund two (2) master copies of the Final Version of the each of the Products in both CD ROM and machine readable format.

         4.2    End User Registration Information. Licensor will change its
                ---------------------------------
current End User License Agreement for the Products to inform users that End User Data shall be shared with Broderbund for marketing purposes (such rights include but are not limited to marketing of upgrades, Broderbund products or products of third parties as well as allowing Broderbund to allow third parties to use this information for similar purposes). Licensor shall provide End User Data information to Broderbund on a monthly basis, including the name of the Product purchased by each user. Broderbund will share End User Data, subject to its privacy policy, customer consent and applicable law, for the purposes of providing end-user technical support as provided in this Agreement. Neither party will disclose, distribute, license or sell End User Data to any third party without the consent of the other party.

5.       PRODUCT UPDATES, UPGRADES AND SUPPORT.
         -------------------------------------

         5.1    Updates. If Licensor releases an Update during the term of this
                -------
Agreement, Licensor shall supply master disks or documentation to Broderbund within twenty (20) after Licensor's first such release and Broderbund may elect to begin immediately to market and sell the new version of the Product, at its discretion. The Updated version of such Product shall be subject to all of the terms and conditions of this Agreement. Licensor further agrees to notify Broderbund in writing, and Broderbund agrees to inform Licensor in writing, promptly upon the discovery of any defects or errors in the Program.

         5.2    Engineering Resources.  For any work Broderbund requests, and to
                ---------------------
which Licensor agrees, Licensor shall charge Broderbund [******] per hour.

         5.3    Product Support. Broderbund's representatives and sub-licensees
                ---------------
shall be responsible for all support of the Products to end-users and third parties for initial contact and first level support issues and Licensor shall provide second level technical support to Broderbund technical support staff as outlined in Exhibit E. Licensor agrees to provide Broderbund's representatives
            ---------
with such reasonable assistance and technical support throughout the Term of this Agreement (as defined in Section 9 below) as is reasonably necessary for Broderbund to give support to end-users and third parties.

******Omitted and filed separately with the SEC

6.       ROYALTIES.
         ---------

         6.1    Intentionally omitted.
                ---------------------

         6.2    Regular Royalty. Except as provided in Section 6.3, 6.4 and 6.5
                ---------------
Broderbund shall pay the royalty rates identified on Exhibit A on the Net
                                                     ---------
Receipts derived by Broderbund from the sale of the Products (the "Royalty Rate"). All royalties shall be subject to a fifteen percent [15%] royalty reserve against returns. If Broderbund does not use the full amount of the royalty reserve within 180 days from the quarter in which it is taken any excess amount will be returned to Licensor with its next quarterly royalty statement. Except as specifically provided on Exhibit A, any royalties to any third parties
                                   ---------
for any content, code, technology, and the like, included in the Products are the sole responsibility of Licensor.

         6.3    Royalty Exceptions.
                ------------------

                (a) Broderbund shall be entitled to use and distribute a reasonable number of Products without charge for internal purposes, promotional purposes, as sales inducements (other than as inducements to end users) or otherwise to distributors, dealers, reviewers and others, and no royalties shall be payable to Licensor on such Products. In no event shall Broderbund use the Products as "loss leaders" or give the Products away for free or nominal value, except as set forth above.

                (b) No royalties shall be paid to Licensor on any revenue derived from Broderbund's inclusion of any promotional information or advertising placed on the Licensed Media.

         6.4    Royalties on Bundling by Broderbund. In cases where Broderbund
                -----------------------------------
bundles a Product with other software programs for distribution by Broderbund for a single price, the royalty payable to Licensor shall be calculated as follows:

                (a) Broderbund's SRP for the bundled Product shall be divided by the sum of the then current SRPs for all of the software programs bundled in the transaction in question. The resulting percentage shall be Licensor's share of the transaction's Net Receipts for the bundled Product.

                (b) Licensor's share of the transaction's Net Receipts shall be multiplied by the Royalty Rate.

                (c) If there is no established SRP for a product that is included in such a transaction, Broderbund shall determine a commercially reasonable SRP based on such factors as competitive products on the market, comparable products with equivalent functionality, and lines of code contained in comparable products. If a reasonable SRP for any title cannot be reasonably determined, the royalty shall be determined by using the product of Net Receipts multiplied by a fraction, the numerator of which is the sum of the number of Products in the Bundle, and the denominator shall be the number of all titles in the Bundle.

         6.5 Royalties on OEM Sales. In cases where Broderbund sublicenses the
             ----------------------
rights to manufacture a Product to an OEM or other similar distributor, the license fee that Broderbund receives from such OEM for the Broderbund products shall be pro rated among the Products sublicensed to such OEM according to the number of units actually replicated and distributed each quarter.

7.       Intentionally omitted.


8.       TERMS AND CONDITIONS OF PAYMENT.
         -------------------------------

         Royalties will be paid in accordance with the provisions of Section 6 of this Agreement. Net Receipts shall be calculated and royalties shall be paid to Licensor quarterly. Payments shall be accompanied by a reasonably detailed royalty report showing the calculation of the royalties. All payments will be issued within forty five (45) days after the closing of the applicable quarterly period. Late payments shall bear interest at the rate of 1.5% per month or the maximum allowed by law, whichever is less beginning twenty (20) days after the date notice of late payment.

9.       TERM AND TERMINATION.
         --------------------

         9.1      Term of Agreement. Unless terminated earlier pursuant to this
                  -----------------
Section 9 this Agreement shall have a term of Effective Date through March 15, 2004 (the "Term").

         9.2      Intentionally omitted.
                  ---------------------

         9.3      Termination For Cause.
                  ---------------------

                  (a) Bankruptcy. Either party may immediately terminate this
                      ----------
Agreement upon written notice to the other party if proceedings in bankruptcy or insolvency are instituted by or against the other party, or a receiver is appointed, or if any substantial part of the assets of the other party is the object of attachment, sequestration or other type of comparable proceeding, and such proceeding is not vacated or terminated within sixty (60) days after its commencement or institution.

              (b)      Material  Breach.  Either party may terminate this
                       ----------------
Agreement if one party commits a material breach of any of the terms or provisions of this Agreement and does not cure such breach within sixty (60) days after receipt of written notice given by the other party.

         9.4  Termination by Broderbund or Licensor. Broderbund may terminate
              -------------------------------------
this Agreement at any time by upon sixty (60) days prior written notice to Licensor provided, however, termination by Broderbund shall not entitle it to a refund of any portion of the Guaranteed Royalty, the obligation to pay same or to pay any royalties due for Products licensed or sold before and after termination. Licensor may terminate this Agreement only with respect to the right granted to Broderbund to sublicense the Products in the OEM channel on
(90) days prior written notice to Broderbund, provided that the provisions of
Section 9.5 shall apply to any OEM sublicense agreement entered into by Broderbund prior to the termination. In the event that Licensor exercises this termination right, Broderbund will have no obligation to pay any unpaid Guaranteed Royalty payments outlined in Exhibit A.
                                        ---------

         9.5  Sell-Off Rights. Upon termination of this Agreement, Broderbund
              ---------------
shall immediately cease all manufacturing of the Products; provided, however,
                                                           --------  -------
that Broderbund may continue to market and sell any inventory in existence as of the date of such termination for a period of nine (9) months after termination and royalties shall be payable on such Products pursuant to Section 6. All OEM sublicense agreements entered into by Broderbund prior to the expiration of this Agreement shall continue in full force and effect after the expiration. Notwithstanding the foregoing, in the event that Broderbund terminates this Agreement pursuant to Section 9.3(b) above the sell-off period shall be eighteen
(18) months from the effective date of the termination.

         9.6  Survival of Terms.  Sections 3.1, 6, 9.5, 10, 12, 14 and 15 of
              -----------------
this Agreement shall survive any termination of this Agreement.

10.      REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.
         -----------------------------------------------

         10.1 Licensor Warranties.  Licensor represents and warrants to
              -------------------
Broderbund the following:

              (a) Licensor either owns all right, title and interest in or is the exclusive licensee (with the right to grant the sublicenses) of the Products and possesses the necessary rights to grant Broderbund the rights granted hereunder.

              (b) Licensor has the full power and authority to enter into this Agreement and to fulfill its obligations hereunder and has not granted any licenses that would prevent it from granting the rights set forth herein.

               (c) Licensor's performance of the terms of this Agreement and of its obligations hereunder will not breach any separate agreement.

               (d) Licensor has obtained all necessary releases, consents, assignments and similar instruments in order to perfect its rights in the Products.

               (e) The Products do not infringe upon or misappropriate any copyright, patent right, right of publicity or privacy (including but not limited to defamation), trademark, trade secret or other proprietary rights of any third party.

               (f) The Products contain no matter that is obscene, indecent, pornographic or otherwise inappropriate.

               (g) The Products are Year 2000 compliant, which means that (i) no value for current date will cause any interruption in operation, (ii) date-based functionality must behave consistently for dates prior to, during and after year 2000, (iii) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules, and (iv) year 2000 must be recognized as a leap year.

         10.2  Licensor Indemnities. Licensor agrees to indemnify, hold harmless
               --------------------
and defend Broderbund from all claims, liabilities, damages, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of:

               (a) the alleged infringement or violation of any copyright, patent right, right of publicity or privacy (including but not limited to defamation), trademark, trade secret or other proprietary right with respect to the Products, except to the extent such claim is based on Broderbund's actions that modify or alter the Products or any of their trademarks;

               (b) any unfair trade practice, defamation or misrepresentation claim based on any promotional material, packaging, documentation or other materials provided by Licensor with respect to the Products, except to the extent such claim is based on Broderbund's actions that modify or alter the Products; and

               (c) the breach of any covenant, representation or warranty set forth in this Agreement.

         10.3  Licensor Indemnification Option. In the case of an infringement
               -------------------------------
claim, at Licensor's option, Licensor may at its expense: (i) procure a license from any claimants with respect to the challenged Product that will enable Broderbund to continue marketing and using the Product, (ii) modify the challenged Product so as to make it non-infringing, or (iii) take appropriate action or seek available legal remedies to enable the continued manufacturing, use and distribution of the challenged Product.

         10.4  Broderbund Warranties.  Broderbund represents and warrants to
               ---------------------
Licensor the following:


               (a) Broderbund possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

               (b) Broderbund's performance of the terms of this Agreement and of Broderbund's obligations hereunder will not breach any separate agreement by which Broderbund is bound.

         10.5  Broderbund Indemnification. Broderbund agrees to indemnify, hold
               --------------------------
harmless and defend Licensor from all claims, liabilities, damages, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out or on the account of any unfair trade practice, trade libel or misrepresentation claim based on any promotional material, packaging, documentation or other materials developed by Broderbund, to the extent such materials are not based upon the Products or other materials provided by Licensor.

         10.6  Claims.  With respect to any claims falling within the scope of
               ------
the foregoing indemnifications:


               (a) each party agrees to notify the other promptly of and keep the other fully advised with respect to such claims and the progress of any suits in which the other party is not participating;

               (b) each party shall have the right to participate, at its own expense, in the defense of a claim or suit made or filed against the other party;

               (c) each party shall have the right to assume any suit instituted against it and to approve any attorneys selected by the other party to defend such suit, which approval shall not be unreasonably withheld or delayed; and

               (d) a party assuming or participating in the defense of a claim or suit against the other party shall not settle such claim or suit without the prior written approval of the other party, which approval will not be unreasonably withheld or delayed.

         10.7  LIMITATION ON LIABILITY, REMEDIES. EXCEPT AS EXPRESSLY PROVIDED
               ---------------------------------
IN THIS SECTION 10 WITH RESPECT TO INDEMNIFICATION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING LOST PROFITS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR

OTHERWISE, EVEN IF EITHER PARTY HAS WARNED OR BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

         10.8  Third Party Infringement. It is understood and each party shall
               ------------------------
have the non-exclusive right to take prompt and all necessary actions against any infringement of the Products. No settlement of such action shall be made by either party without the approval of the other party, which approval will not be unreasonably withheld or delayed.

11.      OBLIGATION TO REPAIR.
         --------------------

         If, after valid acceptance of any Product by Broderbund, Broderbund reports to Licensor a material error or defect in the performance of such Product or the documentation including the manual for such Product, Licensor will use its reasonable efforts to correct such error or defect within twenty
(20) days. If after said twenty (20) days, Licensor has not corrected the problem, Broderbund shall give Licensor an additional ten (10) days' notice and at the end of said ten (10) days if the material error or defect is not corrected, Broderbund shall have the right to terminate this Agreement immediately. In the event that Broderbund terminates this Agreement pursuant to this Section 11, Broderbund will have no obligation to pay any unpaid Guaranteed Royalty payments outlined in Exhibit A.
                             ---------

12.      ACKNOWLEDGMENTS.
         ---------------

         Licensor hereby agrees that Broderbund has full discretion with respect to the marketing of the Products pursuant to the licenses granted herein including, but not limited to, the licensing of the Products alone or as part of a bundle of other software or related products, the pricing of the Products and the distribution of the Products. Licensor also acknowledges that nothing in this Agreement shall require Broderbund to begin to market, or, once begun, to continue to market, the Products if Broderbund, in its sole discretion, determines that it would not be commercially reasonable to do so; provided, however, upon any failure of Broderbund to market such Products that continues for more than a continuous period of thirty (30) days or more, then upon notice Licensor may terminate this Agreement immediately.

13.      ACCOUNTING.
         ----------

         Licensor may request a certified audit of Broderbund's sales records pertaining to the Products for the preceding four (4) full quarters to be performed by an independent certified public accountant that (a) shall be reasonably acceptable to Broderbund and (b) shall not be compensated on a contingency basis or otherwise have any financial interest in the outcome of such audit. Any such audit shall be at the expense of Licensor. Licensor may not request such an audit more than one (1) time within any twelve (12) month period. The accountant shall be required to execute a confidentiality and non-disclosure agreement if requested by Broderbund and shall hold all information confidential. The accountant may reveal to Licensor only the amounts of any underpayment. The accountant shall provide to Broderbund a final report of its work, including both overpayment and underpayment information. The audit shall take place at Broderbund's principal place of business in the United States for domestic sales or at Broderbund's applicable international offices for foreign sales, during normal business hours and at a mutually agreed upon time. If the audit reveals that Broderbund underpaid the royalties payable with respect to the period for which the audit was performed by an amount in excess of 5% of the amount owed, Broderbund shall promptly pay to Licensor the amount of such underpayment plus the reasonable cost of the audit (not to exceed $15,000). Any dispute relating to the audit findings shall be subject to the arbitration provisions in this agreement.

14.      CONFIDENTIALITY.
         ---------------

         14.1 Confidential Information. All documentation and information
              ------------------------
designated in writing at the time of disclosure as proprietary or confidential ("Confidential Information") by the party disclosing the information (the "Disclosing Party"), including without limitation drawings, source code, computer program listings, techniques, algorithms and processes and technical and marketing information, shall be treated confidentially by the recipient of the Confidential Information and its employees (the "Recipient") and shall not be disclosed by the Recipient without the Disclosing Party's prior written consent. The terms of this Agreement shall be deemed Confidential Information without further designation or marking.

         14.2 Exceptions. Information shall not be considered to be Confidential
              ----------
Information if it (i) is already or otherwise becomes publicly known through no act of the Recipient, (ii) is lawfully received from third parties subject to no restriction of confidentiality, (iii) can be shown by Recipient to have been independently developed by it, (iv) is disclosed by the Disclosing Party to third parties without restriction on subsequent disclosure, or (v) is required to be disclosed in the context of an administrative or judicial proceeding, except that in such case the Recipient agrees to provide the Disclosing Party with prompt notice of such requirement in order to allow the Disclosing Party to seek an appropriate protective order.

         14.3 Term of Confidentiality. The Recipient's obligations under this
              -----------------------
Section 14 shall survive the termination or expiration of this Agreement for a period of two (2) years.

15.      MISCELLANEOUS.
         -------------

         15.1 Notices. All notices or other communications required or permitted
              -------
to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (a) when received, if hand delivered, sent by facsimile transmission (the receipt of which is confirmed) or sent by express overnight courier service, or (b) two (2) business days after deposit in the mail if mailed by first class mail, postage prepaid:

         If to Broderbund, to:                       If to Licensor, to:

     Broderbund Properties LLC                       Sonic Foundry, Inc.
     Attention: Chief Financial Officer              1617 Sherman Ave.
     500 Redwood Boulevard                           Madison, WI 53704
     Novato, California 94947                        Attn: Brad Reinke
     Telephone:   (415) 382-4400                     Telephone:   (608) 204-8067
     Facsimile:   (415) 382-4572                     Facsimile:   (608) 204-8806

     With a copy to:                                 With a copy to:

     Broderbund Properties LLC                       Sonic Foundry, Inc.
     Attention: General Counsel                      Attn: General Counsel
     500 Redwood Boulevard                           1617 Sherman Avenue
     Novato, California 94947                        Madison, WI 53704
     Telephone:   (415) 382-4400                     Telephone: 608.256.3133
     Facsimile:   (415) 382-4411                     Fax: 608.204.8804



or to such other address as any such party may have designated by like notice forwarded to the other party hereto.

     15.2. Relationship Manager. Each of the parties shall designate a
           --------------------
"relationship manager" who shall serve as the primary contact person for the other party for purposes of this Agreement, including, without limitation, with respect to any requests for marketing, sales, development, accounting, financial or other information by any party, any complaints or any performance issues relating to this Agreement. Each party shall cause its relationship manager to be reasonably accessible to the other party, to meet from time to time with the other party and to promptly respond to any requests or inquiries from the other party. In the event of any absence of any relationship manager of any party, whether due to vacation, illness or otherwise, such party shall promptly consult with the other party regarding a replacement relationship manager and following such consultation shall designate such replacement.

     15.3  Injunctive Relief. Each party hereto further agrees that any breach
           -----------------
of Sections 2, 10 or 14 of this Agreement is likely to result in irreparable injury to the other, and each party agrees that the other shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance of this Agreement by such party, or to enjoin such party from activities in violation of this Agreement.

     15.4  Entire Agreement. This Agreement contains the entire understanding of
           ----------------
the parties hereto relating to the Products, supersedes any prior written or oral agreement or understandings between the parties with respect to the Products, and cannot be changed or terminated orally. This Agreement may be amended only by a writing signed by the parties hereto.

     15.5  Waiver. A waiver by either party of any term or condition of this
           ------
Agreement in any instance will not be deemed or construed as a waiver of such term or condition for the future or any subsequent breach thereof. All remedies, rights, undertakings, obligations or agreements contained in this Agreement will be cumulative and none of them will limit any other remedy, right, undertaking, obligation or agreement of either party.

     15.6  Enforceability. The invalidity or unenforceability of any provision
           --------------
of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

     15.7  Assignment. Neither this Agreement nor the rights or obligations
           ----------
hereunder may be assigned by a party without the other party's prior written consent, which consent shall not be unreasonably withheld; provided however,
                                                           -------- -------
that a party may assign this Agreement to an Affiliate or upon the merger of that party or the sale of that party's business, all without the consent of the other party, if the transferring party gives notice to the other party of such assignment. In the event of such an assignment, this Agreement shall be binding upon such successors and assignees.

     15.8  Section Titles. The titles of the sections of this Agreement are for
           --------------
convenience only and will not in any way affect the interpretation of any section or of the Agreement itself.

     15.9  Independent Contractors. Licensor and Broderbund shall perform their
           -----------------------
duties pursuant to this Agreement as independent contractors. Nothing in this Agreement shall be construed to create a joint venture, partnership or other joint relationship between Licensor and Broderbund. Neither party shall have the ability to incur any obligation on behalf of the other party.

     15.10 U.S. Dollars. All dollar amounts herein are expressed in United
           ------------
States funds.

     15.11 Governing Law. This Agreement and its validity, construction and
           -------------
performance shall be governed in all respects by the internal laws of the State of California.

     15.12 Broderbund Affiliates. The rights granted to Broderbund under this
           ---------------------
Agreement shall be deemed to include all Affiliates of Broderbund; and therefore all references herein to "Broderbund" shall also refer to Broderbund's Affiliates. Moreover, Broderbund shall remain liable and responsible to Licensor hereunder for all actions and obligations of Broderbund and its Affiliates and Licensor may, in its discretion, look solely to Broderbund for redress or other relief hereunder.

     15.13 Force Majeure. Neither party shall be responsible for any failure to
           -------------
perform due to unforeseen, non-commercial circumstances beyond its reasonable control, including but not limited to acts of God, war, riot, embargo, acts of civil or military authorities, fire, flood, earthquake, accident, strike, or shortage of fuel or energy. In the event of any such delay, any applicable period of time for action by said party may be deferred for a period equal to the time of such delay.

     15.14 Contract Interpretation. Ambiguities, inconsistencies or conflicts in
           -----------------------
this Agreement shall not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties' intentions at the time this Agreement is entered into.

     15.15 No Third Party Rights. This Agreement is not for the benefit of any
           ---------------------
third party, and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

     15.16 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     15.17 Press Releases. Licensor shall not make any public announcement or
           --------------
issue any press release relating to this Agreement or the services to be provided in connection therewith without the reasonable prior written consent of Broderbund and subject to Licensor's obligations under law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed under seal as of the date first set forth above.

BRODERBUND PROPERTIES LLC                        SONIC FOUNDRY, INC.



By:____________________________                  By:____________________________
   Name:                                            Name:
   Title:                                           Title:

EXHIBIT A

1.     Products and Royalty Rates:
       --------------------------


Licensor will deliver the following Products that do not include any third party content for which Broderbund will be obligated to pay any additional royalties to any third parties. In addition, Licensor will deliver versions of the Sound Forge(R) XP Studio, Acid Music and Video Factory that have the following royalties to third parties. By way of example, Licensor will deliver one version of Acid Music that contains third party content for which Broderbund will be obligated to pay royalties and one version of Acid Music which does not contain third party content for which Broderbund will be obligated to pay royalties.

------------------------------------------------------------------------------------------------------------------
Licensor Product         Broderbund         Version       Application       Royalty          SRP
Name                     Product Name                                       Rate
------------------------------------------------------------------------------------------------------------------
Acid(TM) Music            Acid(TM) Music     Most          Win               [******]%        N/a
                                             recent        98/2000/ME        for OEM
                                                           /XP
------------------------------------------------------------------------------------------------------------------
Sound Forge(R) XP         Sound  Forge(R)    Most          Win               [******]%        N/a
Studio                    XP Studio          recent        98/2000/ME        for OEM
                                                           /XP
------------------------------------------------------------------------------------------------------------------
Video Factory(TM)         Video Factory (TM) Most          Win               [******]%        N/a
                                             recent        98/2000/ME        for OEM
                                                           /XP
-----------------------------------------------------------------------------------------------------------------
Acid(TM) Techno           Acid(TM) Techno    Most          Win               [******]%        N/a
                                             recent        95/98/2000/       for OEM
                                                           NT/ME/XP
------------------------------------------------------------------------------------------------------------------
Acid(TM) DJ               Acid(TM) DJ        Most          Win               [******]%        N/a
                                             recent        98/2000/ME/XP     for OEM
                                                           /XP
------------------------------------------------------------------------------------------------------------------
Super Duper Music         Super  Duper       Most          Win               [******]%
Looper(TM)                Music Looper(TM)   recent        95/98/2000/       in       all
                                                           NT/ME/XP          channels
------------------------------------------------------------------------------------------------------------------

Note: Regarding operating system compatibility, the current build of all Products except for Super Duper Music Looper, have some features that will not work in Windows 95 or NT.

Broderbund will be obligated to pay the royalties to third parties, specifically identified below, for the Products, if Broderbund elects to distribute versions of the Products that contain third

******Omitted and filed separately with the SEC party royalty bearing technology. These Products will be subject to the royalty obligations described above plus the following amounts based on net units sold, as follows:

Sound Forge XP Studio      MP3      [******]
Acid Music                 MP3      [******]
Video Factory:             MPEG I   [******]

Broderbund shall pay these royalties directly to Licensor at the same time as the royalties due to Licensor hereunder. Licensor must give thirty days prior notice of any termination, modification or renewal of the agreements relating to the third party content. If, during the term, the third party licenses are renewed or altered resulting in a different royalty rate, Broderbund will pay the new amount. Licensor shall be responsible for all royalty reporting and payments to the third party licensors. Licensor agrees to indemnify and hold harmless Broderbund from any claims relating to Licensor's failure to pay these third party royalties, except to the extent such failure is the result of Broderbund's failure to pay Licensor for such royalties.

     Except for the third party royalties specifically described in this Agreement, Licensor shall be solely responsible for any third party royalty obligations relating to the Products to the extent Licensor decides to include any third party technology in the Products that would require such additional third party royalties.

2.   Guaranteed Royalty. Broderbund guarantees that Licensor shall receive no
     ------------------
less than one hundred thousand dollars ($100,000) in royalties under this Agreement in the first full year of the Agreement (the "Guaranteed Royalty"). If after the first two full quarterly royalty periods, Licensor has not received $50,000 in royalties from Broderbund, Broderbund will pay the difference with the next quarterly royalty payment which shall be credited as an advance against future royalties. If after four full quarterly royalty periods, Licensor has not received $100,000 in royalties from Broderbund, Broderbund will pay the difference with the next quarterly royalty payment, which shall be credited as an advance against future royalties. The Guaranteed Royalty is non-refundable under all circumstances and is due regardless of termination of this Agreement, unless Licensor terminates the Agreement pursuant to Section 9.4 and in such case the Guaranteed Royalty paid to date is not refundable, but Broderbund shall not owe any Guaranteed Royalty not due and owing as of the date of termination.

3.   Purchase of Super Duper Music Looper Products. Upon execution of this
     ---------------------------------------------
Agreement, Broderbund will issue a purchase order for 2,500 units of Super Duper Music Looper at [******] per unit. Broderbund shall pay for these units net 30 days after delivery to Broderbund. As needed to fulfill customer demand, Broderbund will purchase an additional 7,500 units of the Super Duper Music Looper product on a consignment basis at [******] per unit. Broderbund

******Omitted and filed separately with the SEC will pay the per unit fee for these products within thirty (30) days of receipt of payment by Broderbund from its customers with respect to the consigned products. All products will be in resale condition. Broderbund shall receive a credit for all Product that is not in resale condition. Broderbund will not pay the [******]% royalty on these of Super Duper Music Looper products. Broderbund will sell the Super Duper Music Looper products in the following order: 1) the 2,500 purchased units, 2) the 7,500 consignment units and 3) any units manufactured thereafter.

4. Delivery Dates: Licensor will deliver fully functional and tested versions of
   --------------
the Products and all documentation and other materials, including digital files, and in-box manuals in PDF format, all suitable for replication within twenty
(20) business days following the Effective Date.

5. Territory:  The World.
   ---------



******Omitted and filed separately with the SEC

EXHIBIT B

Copyright and Trademark Notices

         Broderbund will use the copyright and trademark notices as contained on the Final Versions of the Products delivered by Licensor.

EXHIBIT C
Specifications.

The Final Versions shall consist of the current versions of the Products listed on Exhibit A, with the end user license agreements modified as required in
   ---------
Section 4.2. Broderbund shall be deemed to have accepted the Final Versions if it does not provide Licensor with written notice to the contrary within thirty
(30) days of Licensor delivering such Products to Broderbund.

EXHIBIT D
Intentionally omitted.

Exhibit E
Technical Support

First Level Support

First Level Support will be resolved by Broderbund Technical Support department, following these guidelines.

..    Broderbund technical support will be furnished with knowledge base content of issues related to the operation of the program, including navigational, how-to's, incompatibilities, etc., and the logs of calls history on all the Products by Licensor.

..    Licensor will provide up to one week of training on the Products at
     Broderbund's technical support facility at its sole expense.

..    Broderbund technical support will be furnished with access to all available patches, software updates or other downloadable content that will be a benefit to resolving the customer's issue.

..    All knowledge base and downloadable content will be placed out on the
     Broderbund Support site for customer's to access for self-help.

..    The Broderbund representatives will answer customer's questions by using the above-mentioned knowledge base content as well as using standard operating system trouble shooting techniques.

..    If the issue was resolved using standard operating system trouble shooting techniques, but is not in the knowledge base, Broderbund will add this as a new issue for other representatives and customers to use in the future.

..    If, after these resources have been utilized, and the representative cannot solve the customer's issue, the customer will be escalated to Second Level Support.

Second Level Support

Second Level Support will be handled by Licensor, subject to the terms and conditions of its then, if any, technical support. Broderbund technical support staff will work directly with Licensor, ensuring that customer interface remains only with Broderbund. The following are examples of the types of situations that fall under second level support. Sonic Foundry, Inc. currently charges customers for technical support at a rate of $3.00 for the first minute and $1.00 for each additional minute. This policy and procedure would apply to Broderbund technical support staff, after 10 hours of technical support provided free to Broderbund technical support staff per month.

..    Any issue that cannot be resolved by using the content provided by Licensor or by using standard operating system trouble shooting techniques.

..    Incompatibilities with newly released technologies, including operating systems, hardware, and/or software applications that interact with the program (i.e., Windows XP, Internet Explorer, printers, etc.). If a solution is tested and proven to resolve the issue, the content can be added to the Broderbund knowledge base for first level support.

..    Issues that originated from the design of the program that Broderbund is not provided with a patch or solution to resolve the customer's situation.

                                       21